UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2006

CAPITAL BANK CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	000-30062	56-2101930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

333 Fayetteville Street, Suite 700
Raleigh, North Carolina 27601
(Address of principal executive offices)

 (919) 645-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2006, the Compensation/Human Resources Committee (the “Committee”) of the Board of Directors of Capital Bank Corporation (the “Company”) approved the Capital Bank Annual Incentive Plan (the “Plan”), a compensatory plan through which the Company’s senior officers are eligible to receive a cash bonus for specific achievements on behalf of the Company’s performance and their individual achievements to align the officers’ interests with those of the Company’s shareholders. The payments under the Plan are targeted as a percentage of base compensation, and the opportunity for a more significant award generally increased when the Company achieves higher levels of performance. Company performance is measured in terms of net income, asset growth, return on equity and functional performance objectives. Each executive’s cash bonus target is set by the Committee at the beginning of each fiscal year. Actual bonus payouts, if any, under the Plan will vary depending on the Company’s actual results. In addition, the Committee has retained the discretion under the Plan, in extraordinary circumstances, to award bonuses or otherwise increase, reduce or eliminate bonuses that otherwise might be payable to an executive officer based on actual performance even if inconsistent with the Plan. Participants in the Plan who join the Company mid-year will have bonuses, if any, prorated. Bonuses are intended to be paid no later than 120 days following the close of the fiscal year.

On May 22, 2008, the Committee approved the following changes to the Plan:

•
The Committee determined that participants in the Plan, which includes each of the Company’s executive officers, would be evaluated based on: (i) profitability, as measured by reported net income; (ii) balance sheet growth, as measured by asset growth; (iii) return on average equity; (iv) return on average assets; and (v) for officers other than the chief executive officer, certain functional objectives.

•
The Committee set 2008 target award ranges from 20% to 40% of base salary for participants in the Plan, including specific ranges for each of the Company’s executive officers (if the Company fails to achieve threshold performance with respect to a particular objective, no incentive award will be earned for that objective).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document

Exhibit 10.1
Summary of Material Terms of the Capital Bank Annual Incentive Plan (incorporated by reference from Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008, as filed with the SEC on May 8, 2008) (management contract or compensatory plan, contract or arrangement)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2008	CAPITAL BANK CORPORATION

By: /s/ B. Grant Yarber
B. Grant Yarber
Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Document

Exhibit 10.1
Summary of Material Terms of the Capital Bank Annual Incentive Plan (incorporated by reference from Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008, as filed with the SEC on May 8, 2008)  (management contract or compensatory plan, contract or arrangement)